EXHIBIT 9(c)


                     Fund Administration Servicing Agreement


     This Agreement is made and entered into on this 7th day of April, 1995, by and between Jensen Portfolio, Inc. (hereinafter referred to as "the Fund") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FTC").

     WHEREAS, the Fund is an open-ended management investment company which is registered under the Investment Company Act of 1940;

     WHEREAS, FTC is a trust company and, among other things, is in the business of providing fund administration services for the benefit of its customers;

NOW, THEREFORE, the Fund and FTC do mutually promise and agree as follows:

I.   Duties and Responsibilities of FTC

     A.   General Fund Management

          1.   Act as liaison among all fund service providers

          2.   Coordinate board communication by:

               a.   Assisting fund counsel in establishing meeting agendas
               b. Preparing board reports based on financial and administrative data
               c.   Evaluating independent auditor
               d. Securing and monitoring fidelity bond and director and officers liability coverage, if requested.

          3.   Audits

               a. Prepare appropriate schedules and assist independent auditors
               b.   Provide information to SEC and facilitate audit process
               c.   Provide office facilities

          4.   Assist in overall operations of the Fund

     B.   Compliance

          1.   Regulatory Compliance

               a. Periodically monitor compliance with Investment Company Act of 1940 requirements

                    1)   Asset diversification tests
                    2)   Total return and SEC yield calculations
                    3)   Maintenance of books and records under Rule 31a-3
                    4)   Code of ethics

               b.   Periodically monitor prospectus investment limitation

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          2.   Blue Sky Compliance

               a. File initial state application and subsequent renewals and reports
               b.   Monitor sales status in each state

          3.   SEC Registration and Reporting

               a. Assist Fund's counsel in updating prospectus, statement of additional information, proxy statements, and Rule 24f-2 notice,
               b.   Prepare annual and semiannual reports

          4.   IRS Compliance

               a. Periodically monitor the Fund's status as a regulated investment company under Subchapter M through review of the following:

                    1)   Asset diversification requirements
                    2)   Qualifying income requirements
                    3)   Distribution requirements

               b.   Monitor short short testing
               c. Calculate required distributions (including excise tax distributions)

     C.   Financial Reporting

          1. Provide financial data required by fund prospectus and statement of additional information

          2. Prepare financial reports for shareholders, the board, the SEC, and independent auditors

          3.   Monitor expense accruals and payments

     D.   Tax Reporting

          1. Prepare appropriate federal and state tax returns including forms 1120/8610 with any necessary schedules

          2.   Prepare state income breakdowns where relevant

          3. File 1099 Miscellaneous for payments to directors and other service providers

          4.   Monitor wash losses

          5.   Calculate eligible dividend income for corporate shareholders

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II.  Compensation

     The Fund agrees to pay FTC for performance of the duties listed in this Agreement and the fees and out-of-pocket expenses as set forth in the attached Schedule A.

     These fees may be changed from time to time, subject to mutual written Agreement between the Fund and FTC.

     The Fund agrees to pay all fees and reimbursable expenses within ten (10) business days following the mailing of the billing notice.

III. Performance of Service; Limitation of Liability

     FTC shall exercise reasonable care in the performance of its duties under the Agreement. The Fund agrees to reimburse and make FTC whole for any loss or damages (including reasonable fees and expenses of legal counsel) arising out of or in connection with its actions under this Agreement so long as FTC acts in good faith and is not negligent or guilty of any willful misconduct.

     FTC shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, natural or state emergencies, fire, mechanical breakdown, flood or catastrophe, act of God, insurrection, war, riots, or failure of transportation, communication, or power supply.

     In the event of a mechanical breakdown beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provisions for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

     This indemnification includes any act, omission to act, or delay by FTC in reliance upon, or in accordance with, any written or oral instruction it receives from any duly authorized officer of the Fund.

     Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

IV.  Confidentiality

     FTC shall handle, in confidence, all information relating to the Fund's business which is received by FTC during the course of rendering any service hereunder.

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V.   Data Necessary to Perform Service

     The Fund or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

VI.  Terms of Agreement

     This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect with respect to the Jensen Portfolio, Inc. for a period of one year. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive annual periods unless otherwise terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

VII. Duties in the Event of Termination

     In the event that, in connection with termination, a successor to any of FTC's duties or responsibilities hereunder is designated by the Fund by written notice to FTC, FTC will promptly, upon such termination and at the expense of Jensen Portfolio, Inc., transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which FTC has maintained, the Fund shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records, and other data by such successor.

VIII. Choice of Law

     This Agreement shall be construed in accordance with the laws of the State of Wisconsin.


JENSEN PORTFOLIO, INC.                 FIRSTAR TRUST COMPANY


By: GARY HIBLER                        By: JAMES C. TYLER
    ------------------------------         ------------------------------

Attest: VAL JENSEN                     Attest: MARY E. ?
        --------------------------             --------------------------


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                                   Schedule A



                              Firstar Trust Company
                              Mutual Fund Services



                            FUND ADMINISTRATION FEES


                5 basis points (.0005) on the first $100,000,000
                4 basis points (.0004) on the next $400,000,000
                3 basis points (.0003) on the balance


           Plus out-of-pocket expenses, including, but not limited to:

                o     Postage
                o     Stationery
                o     Programming
                o     Proxies
                o     Record retention
                o     Special reports
                o     Federal and state regulatory filing fees
                o     Certain insurance premiums
                o     Expenses from Board of Directors meetings
                o     Auditing and legal expenses
                o     All other out-of-pocket expenses


           Fees are billed monthly. First year annual minimum of $15,000.